UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

TTM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1665 Scenic Avenue, Suite 250 Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 6, 2013, TTM Technologies, Inc. (“TTM”) determined to cease production at its Suzhou, China facility (“MAS”) and lay off approximately 600 employees at this facility. TTM intends to transfer production at MAS to one or more of its other facilities located in China.

TTM will offer separation and other benefits to the affected employees. TTM expects to record, primarily in the third quarter of 2013, between $10.0 million and $20.0 million in separation, asset impairment and disposal costs related to this restructuring.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2013	TTM TECHNOLOGIES, INC.

	By:	/s/ Todd B. Schull
Todd B. Schull
Executive Vice President, Chief Financial Officer, Treasurer and Secretary